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AMENDMENT NUMBER 1
TO
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Cyanotech Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        On August 1, 2003, Cyanotech Corporation mailed the following notice to its stockholders entitled to vote at the Annual Meeting of Stockholders to be held August 21, 2003.

        The management proxy statement of Cyanotech Corporation dated July 15, 2003 includes incorrect information concerning the ownership of Cyanotech Corporation Common Stock by director Michael A. Davis. The correct information about Mr. Davis' holdings is set forth below in the restated section titled "Security Ownership of Certain Beneficial Owners and Management."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of June 20, 2003 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company and Common Stock equivalents, (ii) each of the Company's executive officers named in the Summary Compensation Table appearing herein, (iii) each director and (iv) all directors and executive officers as a group. The following table sets forth what such persons' beneficial security ownership position would be assuming the exercise of all outstanding stock options and warrants, exercisable on the date hereof or within 60 days of June 20, 2003. All shares shown are subject to the named person's sole voting and investment power, except as noted below.

Name and Address	Shares Beneficially Owned		Approximate Percent Owned (1)
Gerald R. Cysewski (2)	495,233	(3)	2.4
Michael A. Davis (2)	3,463,076	(4)	17.1
David I. Rosenthal (2)	5,000	(5)	*
Ronald P. Scott (2)	52,075		*
John T. Waldron (2)	54,952	(6)	*
Paul C. Yuen (2)	37,800		*
All directors and executive officers as a group (10 persons)	4,108,136	(7)	20.3

* Less than 1.0%

(1)
Approximate percentage owned assumes the conversion of $1,250,000 of Convertible Subordinated Debentures into 1,923,076 shares of Common Stock (for a total of 20,239,777 shares of Common Stock and Common Stock equivalents at June 20, 2003.)
(2)
Address is c/o Cyanotech Corporation, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740.
(3)
Includes options exercisable within 60 days of June 20, 2003 for 40,625 shares of Common Stock.
(4)
Includes 315,000 shares over which Mr. Davis holds sole voting and investment power. Also includes 3,148,076 shares over which Mr. Davis holds shared voting and investment power. Such 3,148,076 shares include: 125,000 shares held by Mr. Davis' spouse, Janet J. Johnstone ("Johnstone"); 700,000 shares held by the Skywords Family Foundation, a charitable foundation of which Mr. Davis and Johnstone are two of the three directors; 400,000 shares held by trusts for the benefit of Mr. Davis' and Johnstone's minor children for which Mr. Davis is a co-trustee; and 1,923,076 shares issuable upon the conversion of Cyanotech's Convertible Subordinated Debentures due September 30, 2004 held by the Michael Arlen Davis Charitable Lead Annuity Trust for which Mr. Davis is a co-trustee.
(5)
Includes options exercisable within 60 days of June 20, 2003 for 3,000 shares of Common Stock.
(6)
Includes options exercisable within 60 days of June 20, 2003 for 6,096 shares of Common Stock.

(7)
Includes options exercisable within 60 days of June 20, 2003 for 129,471 shares of Common Stock and conversion of $1,250,000 of Convertible Subordinated Debentures into 1,923,076 shares of Common Stock.

# # # # #

        You may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice of the revocation to the Secretary of Cyanotech Corporation, 73-4460 Kaahumanu Highway, Suite 102, Kailua-Kona, HI 96740; by signing and delivering a proxy card with a later date; or by attending and voting in person at the Annual Meeting.

        You can obtain a new proxy card by calling Cyanotech Corporation at 808-326-1353, Attention: Secretary. Stockholders who beneficially own shares held in street name may contact their broker for instructions on how to revoke or re-vote their proxies.

By Order of the Board of Directors

Jeffrey H. Sakamoto
Secretary

Kailua-Kona, Hawaii
August 1, 2003

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT